Parent Company for:

Disclosure
When used in this presentation, filings by Vineyard National Bancorp ("Company") with the Securities and Exchange Commission ("SEC"), or other public or stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. The Company wishes to caution you that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Also, the Company wishes to advise you that various risks and uncertainties could affect the Company's financial performance and cause actual results for future periods to differ materially from those anticipated or projected. Specifically, the Company cautions you that important factors could affect the Company's business and cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company, including:
general economic conditions in its market area, particularly changes in economic conditions in the real estate industry or real estate values in our market, changes in market interest rates, increased loan prepayments, risk associated with credit quality, and other risks with respect to its business and/or financial results detailed in the Company's press releases and filings with the SEC. You are urged to review the risks described in such releases and filings. The risks highlighted herein should not be assumed to be the only factors that could affect future performance of the Company. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

VINEYARD
NATIONAL BANCORP

VINEYARD
BANK

Rancho Bank

Strategic Rationale
AND

Strategic Rationale
m
  The merger of Vineyard and Rancho creates an
institution with combined assets of approximately $2.1
Billion at March 31, 2006
m
  Reduces overall core funding costs
m
  Expanded geographic footprint

Los Angeles
San Diego
Copyright (C) 2006 SNL Financial LC. All rights reserved
0
26.9mi

m
Vineyard
m
Rancho
Combined Footprint

Strategic Rationale
m
Low integration risk
m
No banking center overlap
m
Leverages Vineyard’s in-market branding
m
Vineyard is in one of the fastest growing markets on
the West coast
m
Well positioned for additional growth

Unique Opportunity
m
Accretive to 2006 core earnings per share
m
In excess of 4% accretion to 2007 core earnings per
share
m
Over 30% cost savings, phased in during first six
months
m
Immediate re-deployment of excess liquidity

Transaction Terms
m
Price per share - $38.50
m
Aggregate transaction value - $57.8 million
m
Consideration – 100% cash
m
Anticipated closing – third quarter 2006

Transaction Multiples
(1)
Based on Rancho Bank’s closing price of $27.50 on March 31, 2006
(2)
Based on Rancho Bank’s diluted EPS as of December 31, 2005
(3)
Based on Rancho Bank’s book value as of March 31, 2006
(4)
Based on total purchase price minus book value, divided by Rancho Bank’s total deposits as of March 31, 2006
m
Price per share - $38.50
m
Premium to market (1) - 40%
m
Price/2005 Net Income (2)– 21.9x
m
Price/Book Value (3)– 2.88x
m
Premium/Deposits (4)– 18.5%

Pro-forma Combined Loan Portfolio
As of March 31, 2006	VNBC	Rancho	Pro-forma Combined
Term-Real Estate	50.8%	70.9%	52.3%
Construction	43.3%	1.9%	40.3%
Commercial & Business	4.3%	15.4%	5.1%
Consumer & Other	1.6%	11.8%	2.3%

Pro-forma Combined Deposit Portfolio
As of March 31, 2006	VNBC	Rancho	Pro-forma Combined
Non-interest Demand	12.6%	44.8%	16.8%
Money Market (1)	36.3%	40.1%	36.8%
Time > $100K	28.8%	12.0%	26.6%
Time < $100K	22.3%	3.1%	19.8%
(1)Includes savings, NOW, and money market accounts

Thank you